Exhibit (c)(ix) Citi Corporate & Investment Banking | Global Media & Communications Group July 2018 Preliminary Draft Subject to Review Discussion Materials Strictly Private and Confidential Exhibit (c)(ix) Citi Corporate & Investment Banking | Global Media & Communications Group July 2018 Preliminary Draft Subject to Review Discussion Materials Strictly Private and Confidential

Preliminary Draft Subject to Review RLJE Analysis at Various Prices ($ in mm) Current Initial Offer New Offer Share Price $4.94 $4.25 $5.50 $6.00 $6.25 $6.50 $7.00 $7.50 $7.75 (1) Basic Shares 15.6 15.6 15.6 15.6 15.6 15.6 15.6 15.6 15.6 (+) Net Warrants & RSUs 24.7 24.4 25.0 25.1 25.2 25.3 25.4 25.5 25.5 TSM Shares 40.3 40.0 40.5 40.7 40.8 40.8 41.0 41.1 41.1 Price % Premium to Current $4.94 -- (14%) 11% 21% 27% 32% 42% 52% 57% % Premium / (Discount) to 52 Week High 5.24 (6) (19) 5 15 19 24 34 43 48 % Premium to 52 Week Low 2.49 98 71 121 141 151 161 181 201 211 % Premium to Unaffected Price to Initial AMCX Investment 2.00 147 113 % Premium / (Discount) to VWAP Since Offer $4.56 8% (7%) 21% 32% 37% 43% 54% 65% 70% 90-Day 4.69 5 (9) 17 28 33 39 49 60 65 1-Year 4.12 20 3 34 46 52 58 70 82 88 % Premium to Initial Offer 4.25 16 -- 29 41 47 53 65 76 82 % Premium to Unaffected Price to Initial Offer 3.87 28 10 42 55 61 68 81 94 100 Common Equity Value $199 $170 $223 $244 $255 $266 $287 $308 $319 (+) Preferred Equity 15 13 16 18 19 19 21 22 23 (+) Preferred Equity (w ith 25% CoC Premium) 18 16 21 22 23 24 26 28 29 (-) Cash (4) (4) (4) (4) (4) (4) (4) (4) (4) (+) Net Debt 19 19 19 19 19 19 19 19 19 (2) (-) Unconsolidated Investments (23) (23) (23) (23) (23) (23) (23) (23) (23) Firm Value $214 $182 $240 $263 $274 $286 $309 $332 $344 Total Cash Cost to AMC $42.8 $56.9 $62.6 $65.4 $68.2 $73.9 $79.5 $82.3 Market Multiples Metric (3) FV / EBITDA Mgmt. Plan 2018E $11.0 17.8x 16.6x 21.9x 24.0x 25.0x 26.1x 28.2x 30.3x 31.3x 2019E 15.9 12.3x 11.4 15.0 16.5 17.2 18.0 19.4 20.9 21.6 (3) FV / EBITDA Adj. Plan 2018E $11.0 19.5x 16.6x 21.9x 24.0x 25.0x 26.1x 28.2x 30.3x 31.3x 2019E 15.9 13.4x 11.4 15.0 16.5 17.2 18.0 19.4 20.9 21.6 Source: FactSet, Company filings. Note: Market data as of July 19, 2018. Preferred Equity shown at market value. Analysis treats AMC debt and preferred stock on an as converted basis. (1) Includes 413,709 shares issued to AMCX as interest and RSAs granted to directors at an assumed grant value of $4.58 (July 2, 2018 closing price). (2) Valued at book value. 1 (3) EBITDA excludes ACL contribution. Multiples shown on a post-SBC basis. Preliminary Draft Subject to Review RLJE Analysis at Various Prices ($ in mm) Current Initial Offer New Offer Share Price $4.94 $4.25 $5.50 $6.00 $6.25 $6.50 $7.00 $7.50 $7.75 (1) Basic Shares 15.6 15.6 15.6 15.6 15.6 15.6 15.6 15.6 15.6 (+) Net Warrants & RSUs 24.7 24.4 25.0 25.1 25.2 25.3 25.4 25.5 25.5 TSM Shares 40.3 40.0 40.5 40.7 40.8 40.8 41.0 41.1 41.1 Price % Premium to Current $4.94 -- (14%) 11% 21% 27% 32% 42% 52% 57% % Premium / (Discount) to 52 Week High 5.24 (6) (19) 5 15 19 24 34 43 48 % Premium to 52 Week Low 2.49 98 71 121 141 151 161 181 201 211 % Premium to Unaffected Price to Initial AMCX Investment 2.00 147 113 % Premium / (Discount) to VWAP Since Offer $4.56 8% (7%) 21% 32% 37% 43% 54% 65% 70% 90-Day 4.69 5 (9) 17 28 33 39 49 60 65 1-Year 4.12 20 3 34 46 52 58 70 82 88 % Premium to Initial Offer 4.25 16 -- 29 41 47 53 65 76 82 % Premium to Unaffected Price to Initial Offer 3.87 28 10 42 55 61 68 81 94 100 Common Equity Value $199 $170 $223 $244 $255 $266 $287 $308 $319 (+) Preferred Equity 15 13 16 18 19 19 21 22 23 (+) Preferred Equity (w ith 25% CoC Premium) 18 16 21 22 23 24 26 28 29 (-) Cash (4) (4) (4) (4) (4) (4) (4) (4) (4) (+) Net Debt 19 19 19 19 19 19 19 19 19 (2) (-) Unconsolidated Investments (23) (23) (23) (23) (23) (23) (23) (23) (23) Firm Value $214 $182 $240 $263 $274 $286 $309 $332 $344 Total Cash Cost to AMC $42.8 $56.9 $62.6 $65.4 $68.2 $73.9 $79.5 $82.3 Market Multiples Metric (3) FV / EBITDA Mgmt. Plan 2018E $11.0 17.8x 16.6x 21.9x 24.0x 25.0x 26.1x 28.2x 30.3x 31.3x 2019E 15.9 12.3x 11.4 15.0 16.5 17.2 18.0 19.4 20.9 21.6 (3) FV / EBITDA Adj. Plan 2018E $11.0 19.5x 16.6x 21.9x 24.0x 25.0x 26.1x 28.2x 30.3x 31.3x 2019E 15.9 13.4x 11.4 15.0 16.5 17.2 18.0 19.4 20.9 21.6 Source: FactSet, Company filings. Note: Market data as of July 19, 2018. Preferred Equity shown at market value. Analysis treats AMC debt and preferred stock on an as converted basis. (1) Includes 413,709 shares issued to AMCX as interest and RSAs granted to directors at an assumed grant value of $4.58 (July 2, 2018 closing price). (2) Valued at book value. 1 (3) EBITDA excludes ACL contribution. Multiples shown on a post-SBC basis.

Total Cash Cost to AMCX

Preliminary Draft
Subject to Review

By Class	# of Shares	$4.25	$5.50	$6.00	$6.25	$6.50	$7.00	$7.50	$7.75
		Price per Share							
Preferred[1]	3.0	$15.9	$20.5	$22.4	$23.3	$24.3	$26.1	$28.0	$28.9
2015 Warrants									
$1.50	0.6	$1.7	$2.4	$2.7	$2.9	$3.0	$3.3	$3.6	$3.8
2.37	0.2	0.3	0.5	0.5	0.6	0.6	0.7	0.8	0.8
Proceeds to Warrant Holders[2]		$1.9	$2.9	$3.2	$3.4	$3.6	$4.0	$4.4	$4.6
Employee Stock Options									
$2.66	0.7	$1.1	$2.0	$2.3	$2.5	$2.7	$3.0	$3.4	$3.6
3.00	0.7	0.9	1.8	2.1	2.3	2.5	2.8	3.2	3.3
Miguel CoC Equity Comp.	0.4	1.8	2.3	2.6	2.7	2.8	3.0	3.2	3.3
PSUs and RSUs	0.9	3.8	4.9	5.4	5.6	5.8	6.3	6.7	6.9
Proceeds to Option Holders[2]		$7.6	$11.0	$12.3	$13.0	$13.7	$15.1	$16.4	$17.1
Public	4.1	$17.4	$22.5	$24.6	$25.6	$26.6	$28.7	$30.7	$31.7
Fully Diluted Total	**10.6**	**$42.8**	**$56.9**	**$62.6**	**$65.4**	**$68.2**	**$73.9**	**$79.5**	**$82.3**

Source: Public filings.
(1) Includes 25% premium due to change of control provision.
(2) Assumes warrants and options are net share settled.

2

citi

IRS Circular 230 Disclosure: Citigroup Inc. and its affiliates do not provide tax or legal advice. Any discussion of tax matters in these materials (i) is not intended or written to be used, and cannot be used or relied upon, by you for the purpose of avoiding any tax penalties and (ii) may have been written in connection with the promotion or marketing of any transaction contemplated hereby ( Transaction ). Accordingly, you should seek advice based on your particular circumstances from an independent tax advisor. In any instance where distribution of this communication is subject to the rules of the US Commodity Futures Trading Commission ( CFTC ), this communication constitutes an invitation to consider entering into a derivatives transaction under U.S. CFTC Regulations §§ 1.71 and 23.605, where applicable, but is not a binding offer to buy/sell any financial instrument. Any terms set forth herein are intended for discussion purposes only and are subject to the final terms as set forth in separate definitive written agreements. This presentation is not a commitment to lend, syndicate a financing, underwrite or purchase securities, or commit capital nor does it obligate us to enter into such a commitment, nor are we acting as a fiduciary to you. By accepting this presentation, subject to applicable law or regulation, you agree to keep confidential the information contained herein and the existence of and proposed terms for any Transaction. Prior to entering into any Transaction, you should determine, without reliance upon us or our affiliates, the economic risks and merits (and independently determine that you are able to assume these risks) as well as the legal, tax and accounting characterizations and consequences of any such Transaction. In this regard, by accepting this presentation, you acknowledge that (a) we are not in the business of providing (and you are not relying on us for) legal, tax or accounting advice, (b) there may be legal, tax or accounting risks associated with any Transaction, (c) you should receive (and rely on) separate and qualified legal, tax and accounting advice and (d) you should apprise senior management in your organization as to such legal, tax and accounting advice (and any risks associated with any Transaction) and our disclaimer as to these matters. By acceptance of these materials, you and we hereby agree that from the commencement of discussions with respect to any Transaction, and notwithstanding any other provision in this presentation, we hereby confirm that no participant in any Transaction shall be limited from disclosing the U.S. tax treatment or U.S. tax structure of such Transaction. We are required to obtain, verify and record certain information that identifies each entity that enters into a formal business relationship with us. We will ask for your complete name, street address, and taxpayer ID number. We may also request corporate formation documents, or other forms of identification, to verify information provided. Any prices or levels contained herein are preliminary and indicative only and do not represent bids or offers. These indications are provided solely for your information and consideration, are subject to change at any time without notice and are not intended as a solicitation with respect to the purchase or sale of any instrument. The information contained in this presentation may include results of analyses from a quantitative model which represent potential future events that may or may not be realized, and is not a complete analysis of every material fact representing any product. Any estimates included herein constitute our judgment as of the date hereof and are subject to change without any notice. We and/or our affiliates may make a market in these instruments for our customers and for our own account. Accordingly, we may have a position in any such instrument at any time. Although this material may contain publicly available information about Citi corporate bond research, fixed income strategy or economic and market analysis, Citi policy (i) prohibits employees from offering, directly or indirectly, a favorable or negative research opinion or offering to change an opinion as consideration or inducement for the receipt of business or for compensation; and (ii) prohibits analysts from being compensated for specific recommendations or views contained in research reports. So as to reduce the potential for conflicts of interest, as well as to reduce any appearance of conflicts of interest, Citi has enacted policies and procedures designed to limit communications between its investment banking and research personnel to specifically prescribed circumstances. © 2018 Citigroup Global Markets Inc. Member SIPC. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world. Citi believes that sustainability is good business practice. We work closely with our clients, peer financial institutions, NGOs and other partners to finance solutions to climate change, develop industry standards, reduce our own environmental footprint, and engage with stakeholders to advance shared learning and solutions. Citi’s Sustainable Progress strategy focuses on sustainability performance across three pillars: Environmental Finance; Environmental and Social Risk Management; and Operations and Supply Chain. Our cornerstone initiative is our $100 Billion Environmental Finance Goal – to lend, invest and facilitate $100 billion over 10 years to activities focused on environmental and climate solutions. IRS Circular 230 Disclosure: Citigroup Inc. and its affiliates do not provide tax or legal advice. Any discussion of tax matters in these materials (i) is not intended or written to be used, and cannot be used or relied upon, by you for the purpose of avoiding any tax penalties and (ii) may have been written in connection with the promotion or marketing of any transaction contemplated hereby ( Transaction ). Accordingly, you should seek advice based on your particular circumstances from an independent tax advisor. In any instance where distribution of this communication is subject to the rules of the US Commodity Futures Trading Commission ( CFTC ), this communication constitutes an invitation to consider entering into a derivatives transaction under U.S. CFTC Regulations §§ 1.71 and 23.605, where applicable, but is not a binding offer to buy/sell any financial instrument. Any terms set forth herein are intended for discussion purposes only and are subject to the final terms as set forth in separate definitive written agreements. This presentation is not a commitment to lend, syndicate a financing, underwrite or purchase securities, or commit capital nor does it obligate us to enter into such a commitment, nor are we acting as a fiduciary to you. By accepting this presentation, subject to applicable law or regulation, you agree to keep confidential the information contained herein and the existence of and proposed terms for any Transaction. Prior to entering into any Transaction, you should determine, without reliance upon us or our affiliates, the economic risks and merits (and independently determine that you are able to assume these risks) as well as the legal, tax and accounting characterizations and consequences of any such Transaction. In this regard, by accepting this presentation, you acknowledge that (a) we are not in the business of providing (and you are not relying on us for) legal, tax or accounting advice, (b) there may be legal, tax or accounting risks associated with any Transaction, (c) you should receive (and rely on) separate and qualified legal, tax and accounting advice and (d) you should apprise senior management in your organization as to such legal, tax and accounting advice (and any risks associated with any Transaction) and our disclaimer as to these matters. By acceptance of these materials, you and we hereby agree that from the commencement of discussions with respect to any Transaction, and notwithstanding any other provision in this presentation, we hereby confirm that no participant in any Transaction shall be limited from disclosing the U.S. tax treatment or U.S. tax structure of such Transaction. We are required to obtain, verify and record certain information that identifies each entity that enters into a formal business relationship with us. We will ask for your complete name, street address, and taxpayer ID number. We may also request corporate formation documents, or other forms of identification, to verify information provided. Any prices or levels contained herein are preliminary and indicative only and do not represent bids or offers. These indications are provided solely for your information and consideration, are subject to change at any time without notice and are not intended as a solicitation with respect to the purchase or sale of any instrument. The information contained in this presentation may include results of analyses from a quantitative model which represent potential future events that may or may not be realized, and is not a complete analysis of every material fact representing any product. Any estimates included herein constitute our judgment as of the date hereof and are subject to change without any notice. We and/or our affiliates may make a market in these instruments for our customers and for our own account. Accordingly, we may have a position in any such instrument at any time. Although this material may contain publicly available information about Citi corporate bond research, fixed income strategy or economic and market analysis, Citi policy (i) prohibits employees from offering, directly or indirectly, a favorable or negative research opinion or offering to change an opinion as consideration or inducement for the receipt of business or for compensation; and (ii) prohibits analysts from being compensated for specific recommendations or views contained in research reports. So as to reduce the potential for conflicts of interest, as well as to reduce any appearance of conflicts of interest, Citi has enacted policies and procedures designed to limit communications between its investment banking and research personnel to specifically prescribed circumstances. © 2018 Citigroup Global Markets Inc. Member SIPC. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world. Citi believes that sustainability is good business practice. We work closely with our clients, peer financial institutions, NGOs and other partners to finance solutions to climate change, develop industry standards, reduce our own environmental footprint, and engage with stakeholders to advance shared learning and solutions. Citi’s Sustainable Progress strategy focuses on sustainability performance across three pillars: Environmental Finance; Environmental and Social Risk Management; and Operations and Supply Chain. Our cornerstone initiative is our $100 Billion Environmental Finance Goal – to lend, invest and facilitate $100 billion over 10 years to activities focused on environmental and climate solutions.